Exhibit 10.11

STOCK AWARD AND NON-QUALIFIED STOCK OPTION
GRANT AGREEMENT
UNDER THE 2006 EQUITY INCENTIVE PLAN OF THE
AMERICAN ORIENTAL BIOENGINEERING, INC.

Company:	American Oriental Bioengineering, Inc.

Name of Grantee:	____________________

Number of Stock Awards:	______ Shares of Common Stock of Company

Number of Stock Options:	______ Options for Shares of Common Stock of Company
(1:1 basis)

Date of Grant:

Vesting Period:	__________

Option Exercise Price:	__________ per Share

Stock Purchase Price:	$0.00 per Share

Option Expiration Date:	__________

SECTION 1.    STOCK AWARDS AND STOCK OPTIONS

(a) Pursuant to the American Oriental Bioengineering, Inc. 2006 Equity Incentive Plan (“Plan”), Company, in exercise of its sole discretion, hereby grants to the Grantee named above, who is a Participant of the Plan, (1) a number of Shares at the purchase price as indicated above (“Stock Awards”), and (2) stock options to purchase a number of Shares at the exercise price as indicated above, which exercise price represents the 100% percent of the Fair Market Value per Share on the Date of Grant (“Stock Options”), subject to the terms and conditions set forth in this Grant Agreement (“Agreement”).

Common Stock & Non-Qualified Common Stock Option – Executive

(b) Capitalized terms hereinafter used but not defined shall have the meanings defined in the Plan. All references to Share prices and numbers herein shall be equitably adjusted pursuant to the applicable provisions of Section 3 of the Plan.

SECTION 2. VESTING SCHEDULE & EXPIRATION DATE

(a) Subject to the terms of this Agreement and the Plan, and provided that (1) Grantee remains in Continued Status as a Participant (as defined in Section 1(d)(6) of the Plan), (2) Grantee is not in breach of any duly executed written agreement with Company, and (3) subject to other conditions set forth in this Agreement and Schedule A hereto:

(i) The Stock Awards hereby granted shall vest at the end of each consecutive twelve (12) month intervals following the Date of Grant over the Vesting Period, and each time upon payment of applicable purchase price, an equivalent of 1/5 of the number of Shares granted hereunder shall be issued to Grantee. Payment for Stock Awards must be made at the time of vesting.

(ii) The Stock Options hereby granted shall vest at the end of each twelve (12) month intervals  following the Date of Grant over the Vesting Period, and each time be converted into right to purchase, at the exercise price, 1/5 of the number of Shares granted hereunder. Payment for Stock Options must be made at the time of exercise.

(b) The Grants issued hereunder shall expire 6 years from the Date of Grant unless terminated earlier pursuant to this Agreement and the Plan (“Expiration Date”).

SECTION 3. TERMINATION OF GRANTS

(a) Termination of Stock Awards. Unless otherwise terminated under this Agreement, a Grantee’s rights under this Agreement with respect to the Stock Awards granted shall terminate at the time when such Stock Awards are vested and Shares are issued to Grantee in accordance with the terms hereof.

(b) Termination of Stock Options. Unless otherwise terminated under this Agreement, a Grantee’s rights under this Agreement with respect to the Stock Options granted shall terminate at the time when such Stock Options are vested and exercised in accordance with the terms hereof.

(c) Date of Termination. For purposes of this Agreement, Date of Termination means the date when Grantee’s Continuous Status as a Participant terminates, which, for purposes of this Agreement and unless otherwise provided herein, shall be the earliest of: (i) the date when Grantee’s actual relationship with Company as a Participant (as defined in Section 1(d)(17) of the Plan) ceases, voluntarily or involuntarily, with or without cause; (ii) the date when Grantee ceases performing services for Company as a Participant; or (3) in the event of involuntary termination of Grantee’s Participant status (regardless of the reason or manner or validity thereof), the date when Grantee is no longer actively engaged without extension by any notice period mandated under applicable law. The Board shall have the exclusive discretion to determine when Grantee is no longer actively engaged for purposes hereof.

(d) Effect of Termination of Grantee’s Status as a Participant. In the event of termination of Grantee’s Continuous Status as a Participant as set forth in Section 3(c) above, Grantee’s rights under this Agreement shall terminate, both as to then unvested Stock Awards and as to then unvested Stock Options, as of the Date of Termination. Grantee must exercise the Stock Options, to the extent vested and exercisable as of the Date of Termination, within ninety (90) days after the Date of Termination (but in no event later than the earlier of March 15 of the following year or the Expiration Date), and the Stock Options shall terminate to the extent not so exercised. Provided, however, if the Grantee died before the vested Stock Options have expired or been terminated in accordance with the foregoing, such vested Stock Options may be exercised within twelve (12) months from the date of death, but in no event later than the earlier of March 15 of the following year or the Expiration Date.

Common Stock & Non-Qualified Common Stock Option – Executive

(e) Disability or Death of Grantee. Notwithstanding the foregoing, in the event Grantee’s Continuous Status as a Participant is terminated by reason of death or disability (as defined in Section 7(c) of the Plan), as of such termination, any unvested Stock Awards and Stock Options hereunder shall become fully vested, provided all of the other vesting conditions under this Agreement are met. The vested Stock Options may thereafter be exercised by the Grantee, Grantee’s estate, legal representative or legatee; provided, however:

(i)      In the event of termination as a result of disability as defined above, the Stock Options must be exercised, to the extent exercisable after application of this Section 3(e), within twelve (12) months from the date of disability (but in no event later than the earlier of March 15 of the following year or the Expiration Date), and the vested Stock Options shall terminate to the extent not so exercised; and

(ii)      In the event of termination as a result of death, the Stock Options must be exercised, to the extent exercisable after application of this Section 3(e), within twelve (12) months from the date of death (but in no event later than the earlier of March 15 of the following year or the Expiration Date); and the vested Stock Options shall terminate to the extent not so exercised.

(f) Change of Control. Notwithstanding the forgoing, in the event Grantee’s Continuous Status as a Participant is terminated by Company without cause in connection with a Sale Event (as defined in Section 3(c) of the Plan) and within eighteen (18) months of such Sale Event, all of the unvested Stock Awards and unvested Stock Options shall become fully vested provided all of the other vesting conditions under this Agreement are met, and Grantee must exercise the Stock Options, to the extent exercisable after application of this Section 3(f), within thirty (30) days after the Date of Termination (but in no event later than the Expiration Date), and the Stock Options shall terminate to the extent not so exercised

(g) Value of Unvested Grants. Grantee agrees that as of Date of Termination, and regardless of the reason or manner or validity of the termination of Grantee’s Continuous Status as a Participant, any unvested Stock Awards and Stock Options shall be deemed to have a value of zero dollars ($0.00).

(h) Value of Terminated Grants. Grantee agrees that any Stock Awards or Stock Options terminated pursuant to this Agreement, regardless of the reason or manner or validity of the termination, shall be deemed to have a value of zero dollars ($0.00).

SECTION 4.  PURCHASE OF SHARES AND EXERCISE OF STOCK OPTIONS

(a) Upon vesting of the Stock Awards, and subject to the payment by Grantee of the applicable purchase price and the satisfaction of applicable tax withholding obligations, in a manner authorized by the Plan, an equivalent number of Shares will be issued and distributed to the Grantee. Failure by Grantee to pay the applicable purchase price for the Stock Awards, as notified by Company, will result in termination of such Stock Awards as of the date of vesting.

Common Stock & Non-Qualified Common Stock Option – Executive

(b) Upon delivering to Company or its designated agent the notice of exercise by Grantee for vested Stock Options (“Notice of Exercise”), which notice shall set forth Grantee’s intention to exercise the vested Stock Options and the number of Shares to be purchased, together with the payment by Grantee of the applicable exercise price for such Shares and the satisfaction of applicable tax withholding obligations therefore, in a manner authorized by the Plan (“Date of Exercise”), such Shares will be issued and distributed to Grantee.

(c) The distribution of Shares to the Grantee, or in the event of Grantee’s death, to Grantee’s legal representative, shall be evidenced by a stock certificate and appropriate entry on the books of Company or a duly authorized transfer agent of Company, or other appropriate means as determined by Company. No fractions of a Share may be exercised hereunder.

(d) The Company may, at its option, allow such Grantee elect to pay all or part of the purchase/exercise price with bank checks, or with shares which, as of the date of payment, the officer or director has owned for six (6) months or more. Shares so used shall be valued at their Fair Market Value on the exercise date.

(e) Until the distribution to Grantee of the Shares as set forth above, Grantee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such Shares, notwithstanding the grant or vesting of Stock Awards or Stock Options. No adjustment will be made for a dividend or other right for which the record date is prior to the date Grantee is distributed such Shares, except otherwise authorized by the Plan.

(f) The nature of Shares is described in Schedule A hereto.

SECTION 5.   WITHHOLDING TAXES.

(a) Grantee acknowledges and agrees that Grantee is solely responsible to pay all applicable taxes in connection with the grant, purchase, vesting and exercise of the Stock Awards and Stock Options hereunder, and that Company has the right to deduct from payment of any kind otherwise due to Grantee, or from the Shares to be issued, any federal, state or local taxes required by law to be withheld with respect thereto.

(b) Company may, at its option, satisfy such withholding tax obligations by withholding Shares having a Fair Market Value equal to the amount required to be withheld on the date of conversion of the Stock Awards or Stock Options to Shares; provided that such Share withholding shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations.

(c) For purposes of tax withholding, the valuation and assessment made by the Board shall be determinative. Company may refuse to issue the Shares to Grantee if Grantee fails to comply with Grantee’s obligations in connection with the tax withholding as described herein and in the Plan.

Common Stock & Non-Qualified Common Stock Option – Executive

SECTION 6.GRANTEE REPRESENTATION.

By accepting the Stock Awards and Stock Options hereunder, Grantee represents and warrants that Grantee shall not sell any of the Shares received hereunder where applicable laws, rules or regulations of any government unit or stock exchanges on which the Shares are listed, Company policies or this Agreement prohibit such a sale.

SECTION 7.NON-TRANSFERABILITY OF GRANTS

Grantee’s right in the Stock Awards and Stock Options hereunder are personal to Grantee, and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The Stock Awards and Stock Options hereunder shall not be subject to execution, attachment or other process. Any attempted disposition of the Stock Awards or Stock Options in violation of this section shall be null and void.

SECTION 8.GRANTEE ACKNOWLEDGMENT.

By accepting the Grants hereunder, Grantee acknowledges that:

(a) the Plan is established voluntarily by Company, it is discretionary in nature and may be modified, amended, suspended or terminated by Company, at any time and for any reason, as provided in the Plan;

(b) the Grants hereunder are voluntary and occasional and do not create any contractual or other right to receive future similar or different grants even if such may have been granted repeatedly in the past;

(c) the participation in the Plan by Grantee is voluntary;

(d) the future value of the Stock Awards or Stock Options upon vesting may increase or decrease and cannot be predicted with certainty;

(e) Grantee has received and has read, understood and accepted all the terms, conditions and restrictions set forth in this Agreement and the Plan, all of which apply to Grantee as applicable;

(f) Grantee must execute this Agreement and the related documents in the manner prescribed by the Company;

(g) neither this Agreement nor any provision of this Agreement or the Plan or the Company policies adopted pursuant to the Plan shall confer upon Grantee any right with respect to employment/engagement with Company or as to the term or termination thereof; and

(h) Grantee is strictly subject to the terms of the legends identified in Schedule A hereto.

Common Stock & Non-Qualified Common Stock Option – Executive

SECTION 9. NO RIGHT TO DAMAGES

Grantee agrees that, regardless of the reason or manner or validity of the termination of Grantee’s Continuous Status as a Participant, Grantee has no right to, and will not bring any legal claim or action for any damages for the vested, unvested or terminated Stock Awards or Stock Options, in whole or in part, under this Agreement or the Plan.

SECTION 10. COMPANY POLICIES

The Grantee’s rights in the Stock Awards and Stock Options hereunder shall be affected, with regard to both vesting and termination, by Company’s published written policies in related matters. These policies may change from time to time without notice in Company’s sole discretion.

SECTION 11.  BOARD APPROVAL.

This Agreement is subject to approval by the Board. If such approval is not obtained, this Agreement is null and void.

SECTION 12.GENERAL PROVISIONS.

(a)  Plan Governs.   Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

(b) Entire Agreement and Amendment.  This Agreement, the schedules hereto and the Plan constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and are supplemental to any other agreements between the Grantee and Company. Any prior agreements, commitments or negotiations concerning the subject matter hereof are superseded. This Agreement may be changed, modified or terminated only by an agreement in writing signed by both parties hereto, except as otherwise provided in the Plan.

(c) Governing Law and Forum.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles. Without derogation to the arbitration provision below, the parties consent to the jurisdiction of the state or federal courts having jurisdiction over matters arising in New York, New York. The parties agree that in any such proceeding, each party shall waive, if applicable, inconvenience of forum and right to a jury.

(d) Headings.  The headings are intended only for convenience and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(e) Severability.  If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; however, to the extent permissible by law, such invalid, illegal or unenforceable provisions shall be construed, interpreted or revised retroactively so as to foster the intent of this Agreement and the Plan.

Common Stock & Non-Qualified Common Stock Option – Executive

(f) Notices.  Any written notices provided for in this Agreement which are sent by regular mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Grantee, at the Grantee’s address indicated by Company’s records and, if to Company, at Beijing Economic and Technology Development Zone
1 First Liangshuihe Street, Beijing, E-town, PRC 100176.

(g) Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns and legal representatives. Grantee may not assign this Agreement or Grantee’s rights or obligations hereunder. Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of Company hereunder to the extent of such assignment.

(h) Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(i) Dispute Resolution.  Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration, before one arbitrator in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The arbitrator will be selected, by the parties, from a panel of attorney arbitrators.  The parties agree that any arbitration shall be held in New York, New York.  The language of the arbitration shall be in English.  The arbitrator will have no authority to make any relief, finding or award that does not conform to the terms and conditions of this Agreement. Company shall bear the costs of the arbitration charged by the AAA.  Each party shall bear its own attorneys’ or expert fees and expenses incurred in the arbitration.  Each party shall bear its own attorneys’ or expert fees and any and all other party specific costs.  Either party, before or during any arbitration, may apply to a court having jurisdiction for a restraining order or injunction where such relief is necessary to protect its interests.   Prior to initiation of arbitration, the aggrieved party will give the other party written notice, in accordance with this Agreement, describing the claim as to which it intends to initiate arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement below.

AGREED	AGREED
American Oriental Bioengineering, Inc.	Grantee

By: _____________________________	By: __________________________
Name:	Name:
Title:	Address:
Date:	Date:

Common Stock & Non-Qualified Common Stock Option – Executive

SCHEDULE A

DESCRIPTON OF SHARES

Nature of Shares:

Common stock reserved under the 2006 Stock Plan

Registered under S-8 on April 4, 2007

Shares Converted from Stock Awards shall Bear the Following Legends:

“Registered Shares. Control Shares.
Resale restrictions:
Rule 144, Securities Act of 1933, as amended.
Section 16(b)-(c), Securities Exchange Act of 1934, as amended.
Lock-Up period of 12 months after the date of vesting
Employment Agreement dated  ___, if applicable”

Shares Exercised from Stock Options shall Bear the Following Legends:

“Registered Shares. Control Shares.
Resale restrictions:
Rule 144
Section 16(b)-(c)”

AGREED	AGREED
American Oriental Bioengineering, Inc.	Grantee

By: _____________________________	By: __________________________
Name:	Name:
Title:	Address:
Date:	Date:

Common Stock & Non-Qualified Common Stock Option – Executive